Exhibit 10.2

RIDER No. 1 TO THE CONTRACT

FOR EXPLORATION AND PRODUCTION SHARING ETAME No. G4-160.

BETWEEN:

VAALCO GABON (ETAME), INC., a company constituted under the current law in the State of Delaware, United States of America, headquartered in Houston, Texas, 77027, United States of America, 4600 Post Oak Place, Suite 309, represented by Virgil WALSTON, with all powers for this instrument,

AND

THE STATE OF GABON, represented by Paul TOUNGUI, State Minister, Minister of Mines, Energy, Oil and Hydraulic Resources.

Hereinafter the “Parties”

RECITALS:

•

VAALCO GABON (ETAME), INC. and the STATE OF GABON signed on July 7, 1995 a Contract for Exploration and Production Sharing (“the MARIN CEEP ETAME No. G4-160”) concerning the permit for research, so-called Marin ETAME permit No. G4-160, valid for liquid and gaseous hydrocarbons bearing No. G4-160 (the “permit”).

•

By decree No. 0001513/PR/MMEP/DGEEH of December 12, 1995, a permit for research of liquid and gaseous hydrocarbons was issued, named “ETAME” No. G4-160, and the related Contract for Exploration and Production Sharing was approved;

•

By Decision No. 00043/MMEPRH of July 17, 2001, an Exclusive Exploitation Authorization valid for liquid and gaseous hydrocarbons named “EAME [sic] MARIN No.G5-88” was issued and granted to VAALCO GABON (ETAME), INC., pursuant to the provisions of Article 16.4 of the Contract for Exploration and Production Sharing (“the MARIN CEPP ETAME No. G4-160”);

•

VAALCO GABON/(ETAME), INC. presented on May 20, 2001, a request for amendment of the contractual provisions concerning the exploration periods, in order to enable it to examine and evaluate boring results; to judge the interest of the research permit named Marin ETAME No. G4-160, and to proceed with additional seismic and drilling work;

•

The Parties have consequently agreed to make, by this rider, the necessary amendments in the Contract for Exploration and Production Sharing (“the MARIN CEPP ETAME No. G4-160”) in order to change the new exploration periods and the related work, among the rights and obligations of the Contractor.

CONSEQUENTLY, IT HAS BEEN AGREED AS FOLLOWS:

Article 1:

Article 3.3 of the Contract for Exploration and Production Sharing (“the MARIN CEPP ETAME No. G4-160”) is replaced by this Article and Articles 2 and 3 of the Rider.

This Article now has the following language:

“If the Contractor, during the second period, extended if applicable pursuant to Article 3.2, met its obligations arising from the Contract, in particular the commitments for the work defined in Article 4, the Exclusive Exploration Authorization is renewed at its request for a third period of three Contractual Years.

The third period may also be extended by three months as a maximum for the same reasons and under the same conditions as indicated in Article 3.2.

The Contractor must submit its renewal request for the third period at least thirty days before the expiration of the second. The renewal is granted by decisions of the Minister of Hydrocarbons.”

Article 2:

If, during the third period, extended if applicable, pursuant to Article 1 of the Rider, the Contractor met its obligations arising from the Contract, especially the commitments for the work defined in Article 5 of this Rider, at its request, the Exclusive Exploration Authorization is renewed for a fourth period of two (2) Contractual Years on an area of the Delimited Zone, reduced by fifty percent (50%) of the remaining area.

The area so released must be simple is shape and limited by terrestrial parallels and meridians.

The fourth period may also be extended by three months as a maximum for the same reasons and under the same conditions as indicated above.

Article 3:

If, at the end of any period, the Exclusive Exploration Authorization is not renewed, the Contractor must release the entire Delimited Zone, except for the Exploitation Zones or areas for which it submitted a request for Exclusive Exploitation Authorization which is pending.

Article 4:

The Delimited Zone is now that defined in Addendum 1 of the Contract for Exploration and Production Sharing (“the MARIN CEPP ETAME No. G4-160”), less the area of the MARIN ETAME Exclusive Exploitation Authorization.

Article 5:

5.1

During the third exploration period defined in Article 1 above, the Contractor must carry out at least the following work:

•	optional seismic 3D;
•	two (2) mandatory wells.

To carry out this Work Program under the best technical conditions generally admitted in the Hydrocarbon industry, the Contractor shall invest an amount estimated at two million US Dollars.

5.2

During the fourth exploration period defined in Article 2 above, the Contractor must carry out at least: one (1) optional well.

To carry out this Work Program under the best technical conditions generally admitted in the Hydrocarbon industry, the Contractor shall invest an amount estimated at five million US Dollars.

5.3

The drilling referred to above shall take place up to the depth of at least two thousand five hundred (2,500) meters, or until the Gamba geological formation is surveyed on at least fifty meters if it extends beyond the contractual depth. If, at 2,500 m, the formation referred to above has not been found, the Parties shall consult each other to examine whether they have an interest in continuing to drill.

Drilling is stopped at a lesser depth than initially planned if, after being executed pursuant to the rules of the art generally admitted in the Hydrocarbon industry, the stoppage is justified by one of the following reasons:

•	the Gamba formation is found at a lesser depth than the contractual depth; in this case, the Parties shall consult each other to examine whether they have an interest in continuing to drill;
•	the bedrock is found at a lesser depth than planned;
•	the continuation of drilling presents a manifest danger because of the existence of an abnormal layer pressure;

•	rock formations are found, with a hardness that does not allow continuing drilling with the usual equipment;
•	oil formations are found, which, in order to be crossed, require, for their protection, the installation of tubes which do not allow reaching the contractual depth.

The drilling stopped for the above reasons shall be reputed to have been done at the contractual depth, provided the reasons invoked are communicated in a timely manner to the Administration and are considered justified by latter.

5.4

The Contractor must carry out all the work planned for a considered exploration period, even if it causes it to overrun the amount estimated for this period.

However, if, for a given exploration period, the Contractor met its work commitment for an amount lower than the amount estimated for this period, it shall be deemed that it met its obligations.

The Contractor may decide not to drill the wells in the third period; in this case, it must pay an opt-out fee equal to 5 million US Dollars.

5.5

When the Administration finds that the Contractor has not met its work commitment for a given exploration period, it shall notify the latter in writing. The procedure set forth in Article 48.10 of the Contract for Exploration and Production Sharing (“the MARIN CEPP ETAME No. G4-160”) is then implemented as needed.

Article 6:

Article 21.7 of the Contract for Exploration and Production Sharing (“the MARIN CEPP ETAME No. G4-160”) is replaced by this Article and shall now have the following language:

“The Contractor contributes annually to a Hydrocarbon Support Fund created in order to assure the progress of Oil Research and Promotion. This contribution is distributed as follows:

a)	Payment of 150,000 US Dollars when signing this Rider;
b)

Payment during the exploration periods in the amount of 60,000 US Dollars per Calendar Year. This amount shall be paid to an account opened for this purpose, managed by a Parity Commission presided over by the Minister of Hydrocarbons and consisting of representatives of the General Department of Hydrocarbons and of the Contractor. This Parity Commission must decide on various oil projects prepared by the Technical Committee for Oil Operation Follow-up, and presented by the General Department of Hydrocarbons, which assures its Technical Secretariat and forwards the files for final decision. This contribution shall be included in Petroleum Costs.

c)

Payment, in exploitation phase, of the amount of 75,000 US Dollars per Calendar Year and 0.05 US Dollars per Barrel of Total Available Production. This contribution shall be managed by the Minister of Hydrocarbons and shall not be included in Petroleum Costs.

Article 7:

In addition to the obligations referred to in Article 28 of the Contract for Exploration and Production Sharing (“the MARIN CEPP ETAME No. G4-160”), the Contractor pays to the State a signing bonus of six hundred thousand (600,000) US Dollars when signing this Rider.

Article 8:

Article 39 of the Contract for Exploration and Production Sharing (“the MARIN CEPP ETAME No. G4-160”) is replaced by this Article and shall now have the following language:

“39.1

In addition to the obligation set forth in Article 38, the Contractor is now obligated to contribute to the training of other Gabon citizens designated by the Administration, dedicating for this training throughout the term of the Contract:

a)	one hundred thousand (100,000) US Dollars per Calendar Year during the period preceding the start of Production;
b)	one hundred fifty thousand (150,000) US Dollars per Calendar Year during the development and exploitation periods.

The contributions defined in paragraphs (a) and (b) above are used:

•	in part, for the training of Gabon citizens in higher schools or universities of international reputation. The training program is established by the Department of Hydrocarbons;
•

in part, for the entry-level training of Gabon citizens on the sites and in the main activity centers of the Contractor; the conditions for such training being established on a case-by-case basis by mutual consent;

•	in part, for the training of Gabon citizens chosen by the Administration, outside the Contractor’s structures, in the form of participation in seminars or transfers to other companies.

The amounts established in this Article are managed by the Contractor and must be used exclusively for the training of Gabon citizens designated by the General Department of Hydrocarbons. At the expiration of the Exclusive Exploitation Authorization or at the end of the exploitation period of the deposit, the Contractor shall pay the amounts mentioned above to the Administration “prorata temporis.”

39.2

The contributions referred to in this Article are included in the Petroleum Costs.

Article 8 [sic]:

All other provisions of the Contract for Exploration and Production Sharing (“MARIN CEPP ETAME No. G4-160”) not amended under the Articles of this Rider remain unchanged.

Article 9:

This Rider to the Contract for Exploration and Production Sharing (“MARIN CEPP ETAME No. G4-160”) shall enter in effect as of the date of its signing by the Parties, with retroactive effect as of July 7, 2001.

Libreville, on

For the Republic of Gabon,	For VAALCO
GABON (ETAME), INC.
[signature]
The Minister of State, Minister of	(Title of Signatary)
Mining, Energy, Oil and Hydraulic Resources,

[signature]
Paul TOUNGUI
Virgil WALSTON
Vice Chairman and
Chief Operating Officer

(Name of Signatary)

[stamp]
VAALCO Gabon (Etame), Inc.
The Minister of Economy, Finance,	1995
Budget and Participation,
[signature]
Emile DOUMBA
[stamp]	The Minister of Economy, Finance, Budget and Participation – The Minister
Republic of Gabon[illegible]